UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 30, 2005

ITERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08762	95-2588496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California  92802

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 30, 2005, Wells Fargo Bank executed the Second Amendment to the Credit Agreement (the “Amendment”) with Iteris, Inc. (the “Company”).  The Amendment modified the Credit Agreement dated May 27, 2004, which was assumed by the Company in October 2004 in connection with the merger of its Iteris, Inc. subsidiary with and into the Company, and provides for a credit line of up to $5.0 million.  The Amendment extended the term of the Credit Agreement to July 31, 2006 and amended certain financial covenants.  Interest on the outstanding principal amounts borrowed under the credit line, as amended, accrues at a rate of three percent (3.0%) above the prime rate in effect from time to time and is payable on a monthly basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2005
ITERIS, INC.,
a Delaware corporation

	By:	/JAMES S. MIELE
James S. Miele
Chief Financial Officer